Exhibit 10.2

FORM OF PERFORMANCE/RESTRICTED STOCK AGREEMENT

This Performance/Restricted Stock Agreement (the “Agreement”) made as of «Date» by and between ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the “Corporation”) and «NAME» (the “Participant”).

WHEREAS, the Corporation sponsors and maintains the Allegheny Technologies Incorporated «Year» Incentive Plan (the “Incentive Plan”);

WHEREAS, the Corporation desires to encourage the Participant to remain an employee of the Corporation and, during such employment, to contribute substantially to the financial performance of the Corporation and, to provide that incentive, the Corporation has awarded, subject to the performance and employment restrictions described herein, the Participant an aggregate of «PRSP_Shares_Awarded» shares (“Shares Subject to Restrictions”) of the common stock of the Corporation, $0.10 par value per share (“Common Stock”);

WHEREAS, as a member of Management’s Executive Council, half of the Shares Subject to Restrictions are subject to the Corporation’s attainment of the performance requirements set forth in Paragraph 3(b) (the “Performance Criteria”); and half of the Shares Subject to Restrictions are subject to the Participant’s remaining an employee (except in instances of death, Disability or Retirement as described below) during the Restriction Period set forth in Paragraph 3(c), subject to accelerated termination of the Restriction in the event of attainment of the Performance Criteria;

WHEREAS, Shares Subject to Restrictions may be held or delivered, as the context in this Restricted Stock Agreement indicates, in the form of a certificate or certificates, or electronic or book entry (“Proof of Ownership”); and

WHEREAS, the Corporation and the Participant desire to evidence the award of the Shares Subject to Restrictions and the terms and conditions applicable thereto in this Restricted Stock Agreement.

NOW THEREFORE, in consideration of the Restrictive Covenants and the mutual promises and covenants contained herein and intending to be legally bound, the Corporation and the Participant agree as follows:

1.    Grant of Shares Subject to Restrictions. The Corporation hereby grants to the Participant, as of the date first written above, the Shares Subject to Restrictions subject to the restrictions and other terms and conditions set forth herein. Simultaneously with the execution and delivery of this Agreement, the Participant shall deliver to the Corporation a stock power endorsed in blank relating to the Shares Subject to Restrictions (including in such power any increases or adjustments to the Shares Subject to Restrictions). As soon as practicable after the Date of Grant, the Corporation shall direct that the Shares Subject to Restrictions be registered in the name of and Proof of Ownership issued to the Participant and initially bearing the legend or electronic notation, as the case may be, described in Paragraph 6. The Shares Subject to Restrictions and any Proof of Ownership representing the Shares Subject to Restrictions shall be held in the custody of the Corporation or its designee until the expiration of the applicable Restrictions. Upon any forfeiture in accordance with Paragraph 4 of the Shares Subject to Restrictions, the forfeited shares and any Proof of Ownership representing the forfeited Shares Subject to Restrictions shall be canceled.

2.    Restrictions. The Participant shall have all rights and privileges of a stockholder of the Corporation with respect to the Shares Subject to Restrictions, except that the following restrictions shall apply:

(a)    None of the Shares Subject to Restrictions may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the “Restriction Period” as defined below, except to the extent of the Corporation’s earlier attainment of the Performance Criteria, as defined below.

(b)    The Shares Subject to Restrictions are subject to forfeiture during the Restriction Period in accordance with Paragraph 4 of this Agreement.

(c)    The Shares Subject to Restrictions and any Proof of Ownership representing the Shares Subject to Restrictions shall be held in custody by the Corporation or its designee until such time as either the Performance Criteria are attained or the Restriction Period shall have been completed.

(d)    Dividends paid with respect to the Shares Subject to Restrictions during the Restriction Period shall not be paid to the Participant and, instead, shall be converted into additional shares of Restricted Stock at the price at which shares of common stock of the Corporation are purchased under the Corporation’s outstanding dividend reinvestment program and on the date such purchases are made and such shares of Restricted Stock shall be additions to the shares subject to the Restrictions hereunder.

3.     Term of Restriction.

(a)    Subject to the forfeiture provisions of Paragraph 4 of this Agreement, the Restrictions shall lapse (i) with respect to half of the Shares Subject to Restrictions (x) on «Date» if the Participant is an employee of the Corporation on «Date», unless the Participant’s cessation of employment was due to the Participant’s death, Disability or Retirement (as those initially capitalized terms are defined below), or (y) subject to applicable clawback provisions, as soon as reasonably feasible after «Date» as it may be determined that the Performance Criteria have been attained and (ii) with respect to half of the Shares Subject to Restrictions, subject to applicable clawback provisions, as soon as reasonably feasible after «Date» as it may be determined that the Performance Criteria have been attained. With respect to the half of the Shares Subject to Restrictions subject only to the Performance Criteria, if the Corporation does not attain the Performance Criteria on or before the three-year measurement period ending «Date», such half of the Shares Subject to Restrictions shall be forfeited immediately upon the completion of that three-year measurement period.

(b)    For purposes of this Agreement, the “Performance Criteria” shall mean «Description of Applicable Performance Criteria». The period for measuring the Performance Criteria shall end as of «Date» and the Personnel and Compensation Committee shall as promptly as possible following the completion of the audit of the Corporation for the «Year» fiscal year determine whether the Performance Criteria have been met.

(c)    The period from the Date of Grant until the lapse of the applicable Restrictions with respect to the Shares Subject to Restrictions is the “Restriction Period” for purposes of this Agreement.

(d)    As soon as administratively practicable following the lapse of the Restrictions without a forfeiture of the applicable Shares Subject to Restrictions, and upon the satisfaction of all other applicable conditions as to such Shares Subject to Restrictions, including, but not limited to, the payment by the Participant of all applicable withholding taxes, if any, the Corporation shall deliver or cause to be delivered to the Participant shares of Common Stock, which may be in the form of a Proof of Ownership for such shares, equal in number to the applicable Shares Subject to Restrictions, which shall not be subject to the transfer restrictions set forth above and shall not bear the legend or electronic notation described in Paragraph 6. Without limiting the foregoing, (i) if the Performance Criteria are met, all Shares Subject to Restrictions shall become non-forfeitable and such Shares Subject to Restrictions or the Proof of Ownership representing such non-forfeitable shares of common stock of the Corporation shall be delivered as described above and (ii) if the Performance Criteria are not met, (x) half of the Shares Subject to Restrictions shall be forfeited immediately after the end of the measurement period for such Performance Criteria and (y) the remaining half of the Shares Subject to Restrictions shall be non-forfeitable, if at all, at the end of the Restriction Period.

4.    Forfeiture of Shares Subject to Restrictions. If the Participant’s employment with the Corporation and all of its direct or indirect subsidiaries is terminated by either party for any reason, including, but not limited to, the involuntary termination of the Participant’s employment with the Corporation for any reason, with or without cause, other than the Participant’s death, Disability, which the total and permanent disability of the Participant as determined by the Committee in its sole discretion, or Retirement with the consent of the Corporation when the Participant is at least fifty-five (55) years of age with at least five (5) years of service (“Retirement”), (i) all rights of the Participant to the Shares Subject to Restrictions which remain subject to the Restrictions shall terminate immediately and be forfeited in their entirety, and (ii) the forfeited Shares Subject to Restrictions and any Proof of Ownership representing the forfeited Shares Subject to Restrictions shall be canceled. If the Participant dies, becomes disabled or has a Retirement, the Participant (or the Participant’s beneficiary) shall receive the Shares Subject to Restrictions when, if and to the extent, the Restrictions lapse under Paragraph 3, multiplied by a fraction, the numerator of which is the number of months the Participant was employed by the Corporation under the Restriction Period and the denominator is thirty-six (36) months.

5.    Change of Control. All Shares Subject to Restrictions shall fully vest in the event of a Change of Control as defined in the Incentive Plan.

6.    Legend. During the Restriction Period, the shares of Restricted Stock and any Proof of Ownership evidencing the Shares Subject to Restrictions shall be endorsed with the following legend or equivalent electronic notation for electronic or book entry (in addition to any legend required under applicable securities laws or any agreement by which the Corporation is bound):

THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT ENTERED INTO BY AND BETWEEN ALLEGHENY TECHNOLOGIES INCORPORATED AND THE HOLDER OF THIS PROOF OF OWNERSHIP. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATION.

7.    Withholding. The Corporation or its direct or indirect subsidiary may withhold from the number of Shares Subject to Restrictions or from any cash amount payable hereunder or any other cash payments due to the Participant all taxes, including social security taxes, which the Corporation or its direct or indirect subsidiary is required or otherwise authorized to withhold with respect to the Shares Subject to Restrictions.

8.    Adjustments to Number of Shares. Any shares issued to the Participant with respect to the Shares Subject to Restrictions in the event of any change in the number of outstanding common stock of the Corporation through the declaration of a stock dividend or a stock split or combination of shares or any other similar capitalization change shall be deemed to be Shares Subject to Restrictions subject to all the terms set forth in this Agreement.

9.    No Right to Continued Employment; Effect on Benefit Plans. This Agreement shall not confer upon the Participant any right with respect to continuance of his or her employment or other relationship, nor shall it interfere in any way with the right of the Corporation or its direct or indirect subsidiary to terminate his or her employment or other relationship at any time. Income realized by the Participant pursuant to this Agreement shall not be included in the Participant’s earnings for the purpose of any benefit plan in which the Participant may be enrolled or for which the Participant may become eligible unless otherwise specifically provided for in such plan.

10.    Participant Representations. In connection with the issuance of the Shares Subject to Restrictions, the Participant represents the following:

(a)    the Participant has reviewed with the Participant’s own tax advisors, the federal, state, local and foreign tax consequences of this Agreement and the transactions contemplated hereby. The Participant is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents. The Participant understands that the Participant (and not the Corporation) shall be responsible for the Participant’s own tax liability that may arise as a result of this Agreement and the transactions contemplated hereby.

(b)    the Participant has received, read and understood this Agreement and the Incentive Plan and agrees to abide by and be bound by their respective terms and conditions.

11.     Restrictive Covenants.

(a)    Non-Competition. For a period of one (1) year after the Participant’s termination of employment with the Company (including for this Paragraph 11 any of the Company’s subsidiaries and affiliates) for any reason, the Participant will not directly or indirectly (i) serve as an owner, principal, partner, employee, consultant, officer, director or agent of an entity, including a sole proprietorship, that engages or is planning to engage in any business in which the Company is engaged in any market in which the Company is engaged at the time of the Participant’s termination of employment, including the production and delivery of specialty materials and products for the aerospace and defense, oil and gas/chemical process industry, electrical energy, medical, automotive, food equipment and appliance, and construction and mining markets (each such entity in such market is referred to as a “Competing Business”). The Participant shall not be deemed to be in violation of this covenant if the Participant is the owner of not more than 2% of a corporation the stock of which is traded on a recognized securities exchange.

(b)    Non-Solicitation of Customers. For a period of one (1) year after the Participant’s termination of employment with the Company for any reason, the Participant shall not, directly or indirectly, on behalf of a Competing Business solicit or attempt to divert the business or patronage of any business entity that has purchased specialty materials from the Company within two (2) years prior to the termination of the Participant’s employment and shall not assist any person or business entity in planning or making such a solicitation.

(c)    Non-Solicitation of Employees. For a period of one (1) year after the Participant’s termination of employment with the Company for any reason, the Participant will not solicit or assist another person or entity to solicit any person who consults with the Company or is employed by the Company to cease consulting with the Company or to leave the employ of the Company or to accept a consulting or other business relationship or employment with another person or entity, whether or not a Competing Business.

(d)    Non-Disparagement. For a period of one (1) year after the Participant’s termination of employment with the Company for any reason, the Participant shall not disparage the Company or its business, agents, servants, employees, officers or directors.

(e)    Confidentiality. For a period of three (3) years after the Participant’s termination of employment with the Company for any reason, the Participant shall not disclose, divulge or use any material non-public information of the Company, including, but not limited to, manufacturing processes, customer lists, marketing plans or procedure proprietary information and trade secrets.

(f)    Consideration and Remedies. The Participant recognizes and acknowledges that the opportunity to earn compensation or receive shares of Company stock under this Agreement is adequate consideration for the covenants set forth in this Paragraph 11. The Participant further acknowledges that the Company has no adequate remedy at law should the Participant violate or threaten to or attempt to violate any one or more of the covenants in this Paragraph 11 and the Participant agrees that the Company is entitled to an injunction or other equitable relief restraining the Participant from violating or threatening to or attempting to violate any one or more of the covenants set forth in Paragraph 11.

12.    Miscellaneous.

(a)    Governing Law. This Agreement shall be governed and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania without regard to such Commonwealth’s principles of conflicts of laws.

(b)    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation without the consent of all parties hereto.

(c)    Entire Agreement; Amendment. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter of this Agreement. This Agreement may not be amended or modified without the written consent of the Corporation and the Participant.

(d)    Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and all of which together shall constitute one document.

(e)    Compliance with Corporate Policies. No payment or delivery will be made under this Agreement or the PRSP unless the Participant has fully complied with all policies of the Corporation, applicable to employees including but not limited to, the Corporation’s Corporate Guidelines for Business Conduct and Ethics.

(f)    Clawback. The Participant acknowledges and agrees that the Participant will repay any Overpayment as defined in any “Clawback of Incentive Payments” letter agreement between the Corporation and the Participant and that any such letter agreement is incorporated by reference herein.

(g)    Definitions. Initially capitalized terms not otherwise defined in this Performance/Restricted Stock Agreement shall have the meanings ascribed thereto in the Incentive Plan.

IN WITNESS WHEREOF, the parties have executed this Performance/Restricted Stock Agreement as of the date first written above.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:
Name:	«Name»
Title:	«Title»

PARTICIPANT	WITNESS

«Name»